SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

|_|	Preliminary Information Statement

|_|	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|	Definitive Information Statement

AMERICAN BASKETBALL ASSOCIATION, INC.
(A Utah Corporation)

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|_|	No fee required.

|_|	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_|	Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed: February 7, 2007

DATED FEBRUARY 19, 2007

American Basketball Association, Inc.
(A Utah Corporation)
9421 Holliday Road
Indianapolis, Indiana 46260
(317) 844-7502

February 23, 2007

To the Shareholders of the American Basketball Association, Inc.:

The accompanying Information Statement is being furnished to the holders of shares of common stock, of no par value per share (the “Common Stock”), of the American Basketball Association, Inc., a Utah corporation (the “Company,” “we” or “us”). The purpose of the accompanying Information Statement is to notify our stockholders that on January 31, 2007, John F. Newman, Richard P. Tinkham, Leonard W. Burningham, Bradley S. Hester, and David C. Merrell (collectively, the “Consenting Shareholders”), shareholders of the Company holding 13,395,149 shares of Common Stock, representing approximately 50.36% of the shares of Common Stock outstanding as of January 31, 2007, executed a written consent adopting resolutions to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors, and elect Paul Riley as a member of our Company’s Board of Directors. Messrs. Newman and Tinkham are members of the Company’s Board of Directors. Mr. Hester is the step son of Mr. Newman. These resolutions will be effective as of March 12, 2007, the 20th day after this Information Statement is sent to our shareholders. See Annex A, attached hereto.

Immediately following the effectiveness of the above action, the Company’s Board of Directors, as reconstituted (the “Consenting Directors”), acting on behalf of the Company in its capacity of sole shareholder of the American Basketball Association, an Indiana corporation (“ABA-Indiana”) intend to execute unanimous written consents adopting resolutions to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on its Board of Directors, and elect Paul Riley as a member of our Company’s Board of Directors. Messrs. Newman and Tinkham are members of ABA-Indiana’s Board of Directors. As ABA-Indiana is not a public company, Mr. Riley will become a member of ABA-Indiana’s Board of Directors upon execution of the unanimous written consent.

The federal securities laws require that we send you, at least 20 calendar days prior to the earliest date on which the actions specified in these written consents may be taken, an information statement containing the information specified in Rule 14c-101 under the Securities Exchange Act of 1934. The aggregate ownership by the Consenting Shareholders of our Common Stock entitles them to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors and to elect Paul Riley as a member of our Company’s Board of Directors without the vote, approval or consent of any other shareholder. The ownership by the Company all of the outstanding stock of ABA-Indiana entitled the Consenting Directors entitles them to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our ABA-Indiana’s Board of Directors and to elect Paul Riley as a member of ABA-Indiana’s Company’s Board of Directors without the vote, approval or consent of any other director.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

/S.S./ Richard P. Tinkham, Jr.,
Richard P. Tinkham, Jr., Secretary

The accompanying Information Statement is for information purposes only and explains the Consenting Shareholders’ and the Consenting Directors’ actions by written consent. Please read the accompanying Information Statement carefully.

DATED FEBRUARY 23, 2007

American Basketball Association, Inc.
(A Utah Corporation)
9421 Holliday Road
Indianapolis, Indiana 46260
(317) 844-7502

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this Information Statement to inform you of the adoption as of January 31, 2007, by the Consenting Shareholders of resolutions by written consent to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors, and elect Paul Riley as a member of our Company’s Board of Directors. Messrs. Newman and Tinkham are members of the Company’s Board of Directors. Mr. Hester is the son-in-law of Mr. Newman. This resolution will be effective as of March 12, 2007, the 20th day after this Information Statement is sent to our stockholders. Our Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders. This Information Statement is being mailed on or about February 19, 2007 to our stockholders of record on January 23, 2007.

We are also sending you this Information Statement to inform you that immediately following the effectiveness of the above action, the Consenting Directors, acting on behalf of the Company in its capacity of sole shareholder of the American Basketball Association, an Indiana corporation (“ABA-Indiana”), intend to execute unanimous written consents adopting resolutions to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors, and elect Paul Riley as a member of our Company’s Board of Directors. Messrs. Newman and Tinkham are members of ABA-Indiana’s Board of Directors. As ABA-Indiana is not a public company, Mr. Riley will become a member of ABA-Indiana’s Board of Directors upon execution of the unanimous written consent.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Utah Corporation Law. No additional action will be undertaken by us with respect to the receipt of the written consent, and our stockholders are not entitled to any dissenters' rights under the Utah Corporation Law as a result of the adoption of this resolution.

GENERAL INFORMATION

Written Consent Executed by the Consenting Stockholders

On January 31, 2007, John F. Newman, Richard P. Tinkham, Leonard W. Burningham, Bradley S. Hester, and David C. Merrell (collectively, the “Consenting Stockholders”), stockholders of the Company holding 13,395,149 shares of Common Stock, representing approximately 50.36% of the shares of Common Stock outstanding as of January 31, 2007, delivered a written consent adopting resolutions to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors, and elect Paul Riley as a member of our Company’s Board of Directors. Messrs. Newman and Tinkham are members of the Company’s Board of Directors. Mr. Hester is the son-in-law of Mr. Newman. These resolutions will be effective as of March 12, 2007, the 20th day after this Information Statement is sent to our shareholders.

Unanimous Written Consent Executed by the Consenting Directors

Immediately following the effectiveness of the above action, the Company’s Board of Directors, as reconstituted (the “Consenting Directors”), acting on behalf of the Company in its capacity of sole shareholder of the American Basketball Association, an Indiana corporation (“ABA-Indiana”) intend to execute unanimous written consents adopting resolutions to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors, and elect Paul Riley as a member of our Company’s Board of Directors. Messrs. Newman and Tinkham are members of ABA-Indiana’s Board of Directors. As ABA-Indiana is not a public company, Mr. Riley will become a member of ABA-Indiana’s Board of Directors upon execution of the unanimous written consent.

Vote Required; Manner of Approval

Under Utah Corporation Law, a director may be removed from our Board of Directors, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Utah Corporation Law also provides that, unless our certificate of incorporation provides otherwise, stockholders may take action without a meeting of shareholders if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. As a result, the removal of a director from our Board of Directors may be effected by a written consent or consents executed by the holders of a majority of the outstanding shares of Common Stock. Since the Consenting Directors hold approximately 50.36% of the outstanding shares of Common Stock, the written consent they executed on January 31, 2007 is sufficient to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors. Since the Company owns all of the outstanding stock of ABA-Indiana, the unanimous written consent the Consenting Directors executed is sufficient to elect Paul Riley as a member of our ABA-Indiana’s Board of Directors, and no further vote, approval or consent of shareholders in required to approve this action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, the action taken by the Consenting Shareholders to remove Thomas E. Doyle, John Salley, and David Howitt from their positions on our Board of Directors to elect Paul Riley as a member of our Board of Directors, cannot take effect until 20 days after this Information Statement is sent to our stockholders. As a result, the removals and election will be effective as of March 12, 2007.

OUR BOARD OF DIRECTORS

The Consenting Shareholders action by written consent removes Thomas E. Doyle, John Salley, and David Howitt from our Board of Directors as of the date of its effectiveness, which will be March 12, 2007. Following the removal of Thomas E. Doyle, John Salley, and David Howitt, Joseph E. Newman, Richard P. Tinkham, and Paul Riley will be the directors of the Company. Additional information regarding Thomas E. Doyle, John Salley, David Howitt, and Paul Riley follows.

Directors Being Removed

Thomas E. Doyle was appointed as the Company's President and Chief Operating Officer and a Director of the Company in 2006.  Mr. Doyle has been a practicing attorney for over 15 years.  .  Mr. Doyle is admitted to practice in the state of Maryland and the District of Columbia, and is also admitted to practice before the Supreme Court of the United States.  His professional affiliations include memberships in the American Trial Lawyers Association and the American Bar Association.  Mr. Doyle is an adjunct professor of law at Montgomery College and a frequent lecturer to the community on issues of Consumer Fraud and Consumer Rights.  In 2004, Mr. Doyle became the owner of the Maryland Nighthawks, one of the teams in the League, and has grown and established the Nighthawks as one of the League’s premier organizations.  Mr. Doyle is a graduate of the University of Maryland and the George Mason School of Law.

John Salley became the League’s Commissioner and a Director of the Company upon completion of the Share Exchange.   Mr. Salley, a 15-year NBA veteran, was the first NBA player to win four championships with three different teams.  During the 1980s, Mr. Salley was a member of the Detroit Piston “Bad Boys” squad, which included Isaiah Thomas, Dennis Rodman and Bill Limber.  He then played in Chicago with Michael Jordan as part of the Bulls 1996 championship team.  In 1999, Phil Jackson invited Mr. Salley to be a member of and play for the 1999-2000 Los Angeles Lakers’ championship team.  After his retirement from the NBA in 2000, Mr. Salley explored has been involved in both television and film.  He has hosted “BET Live”, a talk show on Black Entertainment Television for eight months as well as being a studio commentator for NBC’s NBA pre-game show “NBA Showtime.”   Mr. Salley is currently serving as the co-host of the Emmy nominated, critically acclaimed “The Best Damn Sports Show Period” on Fox Sports Net.  In addition, until recently, he was the host of “The John Salley Block Party” on 100.3 “The Beat” Morning Show.  Mr. Salley has also made numerous television guest appearances, including “Rescue Me” and “The Big Idea with Donnie Deutsch,” among others.  Mr. Salley  was also a celebrity guest judge and host for Reality TV shows airing on TBS, ABC, and Nickelodeon and has hosted the Southern Sports Awards show airing on Fox Sports, the CTPAA (Cable TV Public Affairs Association) Beacon Awards show and the CTAM (Cable & Telecommunications Association for Marketing) Mark Awards.  Mr. Salley has had film roles in “Bad Boys I” and “Bad Boys II”, starring Will Smith and Martin Lawrence, in “Eddie,” with Whoop Goldberg, and in “Coast to Coast”, directed by Paul Mazurka and starring Richard Dreyfuss, Judy Davis and Selma Blair, which was released on Showtime.  He has also had roles in “Ladies Night” on the USA Network and in the ABC Christmas movie starring George Lopez entitled “Naughty or Nice.”  Mr. Salley and his brother Jerry head “The Salley Foundation,” a charitable entity.  Mr. Salley is also involved with raising awareness to the AIDS pandemic by working in conjunction with VH1 and The Global Fund and is actively involved with Operation Smile, traveling to Brazil on a mission with the organization to help change the lives of children all over the world.  Mr. Salley regularly contributes articles to Wine Spectator and Cigar Aficionado, along with Se7en and Post USA Magazine.

David Howitt has been a Director of the Company since 2006.  Mr. Howitt is an attorney, businessman, investor and entrepreneur.  He is President of The Meriwether Group, a business acceleration and consulting firm with clients including Converse, adidas, K-Swiss, IMG, AND1, and others.  He is also President of Meriwether Capital Partners, a venture capital fund focusing on investing in early-stage companies.  Before founding The Meriwether Group and Meriwether Capital Partners, Mr. Howitt was Director of Licensing and Business Development for addidas America. He serves on the Boards of Directors of several public, private and not-for-profit companies.

Directors Not Being Removed

Joseph F. Newman has been Chairman of the Board of the Company and its Chief Executive Officer since 2004.  Mr. Newman has a background in the advertising and media business, having served for twenty years as owner, Chief Executive Officer and President of Joe Newman Advertising, Inc., an Indianapolis-based advertising agency (the “Agency”).  The Agency worked with companies such as the Indian Pacers, Paramount Pictures, Ice Capades, Ringling Bros. Circus, RCA, Whirlpool, KFC, Arby's Roast Beef and Burger King.  During that time, Mr. Newman also owned The Remote Unit, an audio-video production company, and KVOV Radio in Las Vegas, NV.  After selling the Agency in 1983, Mr. Newman entered the broadcast business as President, Chief Executive Officer and co-owner of Alliance Broadcasting Group, Inc., the owner of 16 radio stations in Florida, North Carolina, South Carolina, Indiana and Michigan.  He was also the owner of several KFC restaurants and Chief Executive Officer of Dylan USA, a manufacturer of magnesium racing wheels.  Mr. Newman and his wife Connie have also appeared on television and radio for many years with a series of shows, including  ”The House Detective,” “Dining Out with Connie and Joe,” “No Holds Barred” and the “Sunday Morning Sales Meeting.”  A noted sales consultant, Mr. Newman’s “People First Selling” course is offered via the Internet at www.peoplefirstselling.com. He has received numerous community service awards, including Casper Awards for his work with the YMCA of Greater Indianapolis and Indiana Black Expo, the Spirit of Life Award from the City of Hope Hospital in Los Angeles, and several “Man of the Year” Awards from Hispanic groups and chambers of commerce in Chicago.

Richard P. Tinkham, Jr. has been a Director of the Company and its Secretary since 2004.  Mr. Tinkham has served on active duty in the U.S. Marine Corps Reserves, attaining the rank of captain and conducted more than 100 trials as a general court-martial attorney.  In 1962, he co-founded an Indianapolis law firm that today is one of Indianapolis’ largest firms.  In 1975, he left that firm and began a merger and acquisition practice that specializes in helping small and medium-sized companies deal with the legal and financial complexities of start-up, growth and acquisition.  In 1967, Mr. Tinkham co-founded the American Basketball Association (“ABA”) and the Indiana Pacer professional basketball franchise, and served for two years as President of the ABA Board of Trustees.  During 1972-75, he was instrumental in the creation of Market Square Arena in Indianapolis and co-chaired the ABA merger committee that sent four ABA teams into the NBA and helped lead the ABA/NBA consolidation.  In 1987, Mr. Tinkham and his wife, Wynn, founded the Food Link, a church-based initiative, which distributes food and other necessities in inner city Indianapolis residents and they received the “Spirits of Indy” Award in 1994 from Catholic Social Services.  Mr. Tinkham is a native of Hammond, Indiana, where he was inducted into the DePauw University Sports Hall of Fame in 1999.  He played varsity basketball at DePauw University and was co-captain his senior year.  He also ran track and was State Champion in the quarter mile, half mile and mile relay.  After graduation from DePauw University, Mr. Tinkham earned his law degree at the University of Michigan in 1957.

Director Being Elected

Paul Riley, 40, is the President and Chief Executive Officer of Jazz Media Display Group Inc., of Toronto, Ontario, Canada, a position he has held from March, 2006 to the present. Jazz Media Group has more than twenty years experience in marketing and media and has worked with clients worldwide including selling advertising for many screens in Times Square, New York including ABC, NBC, CBS, Reuters, NASDAQ and MTV. Its Our successes also include the following events- the NBA All-Star Game in Denver Colorado, the Steve Nash Celebrity All Star Game in Toronto, the Canadian Urban Music Awards, World Cup events, State Fairs, Super Bowl and many other prestigious events including the Fort Lauderdale Air and Sea Show and the Los Angeles Marathon amongst others. From July 2004 to March, 2006, Mr. Riley was a member of Sheppard Shalinsky Brown, Barristers and Solicitors, of Toronto, Ontario, Canada. At that firm, Mr. Riley’s practice included media and entertainment law, and business and commercial law. From September, 2000 to March, 2002, Mr. Riley was a Teacher of Journalism Ethics at Humber College, of Toronto, Ontario, Canada.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 27, 2007 by (1) each director and executive officer of the Company, (2) all directors and executive officers as a group, and (3) each person or other entity known by the Company to beneficially own more than 5% of the outstanding Common Stock.

The following table is based on information from filings by the applicable stockholders with the Securities and Exchange Commission (“SEC”). The Company has determined beneficial ownership in accordance with the rules of the SEC. The table lists applicable percentage ownership based on 26,597,017 shares that the Company's transfer agent has reported as outstanding as of January 23, 2007.

Name of beneficial owner	Positions Held	Shares Owned	%

Officers and directors:

Joseph F. Newman	Chief Executive Officer and Director	6,405,575	24.08
Thomas E. Doyle (1)	President and Director	637,500	2.40
Richard P. Tinkham	Secretary and Director	6,405,574	24.08
Darren J. Cioffi	Chief Financial Officer	550,000	2.07
John Salley	Director	637,500	2.40
David Howitt (2)	Director	570,168	2.14

Stockholders owning 5% or more:

Brax Capital Group LLC (1)		2,419,000	9.10
9440 S. Santa Monica Boulevard,
Suite 710
Beverly Hills, California 90210

Millennium Partners, LP (3)		1,875,000	7.05
666 Fifth Avenue
New York, New York 10019

All executive officers and directors as a group (8 persons)		19,500,317
________________________
(1)
(1)
Thomas E. Doyle and A.J. Discala, a principal of Brax Capital Group LLC, (the “Optionees”) have entered into an option agreement with Joseph F. Newman and Richard P. Tinkham which, upon exercise in full, will result in the Optionees owning substantially in excess of 51% of the outstanding Common Stock of the Company. Joseph F. Newman and Richard P. Tinkham are officers, directors and principal shareholders of the Company. The Company is not a party to this Agreement. The foregoing table does not give effect to this option in favor of the Optionees.

(2)
Includes (i) 345,168 shares beneficially owned by Meriwether Capital Partners, of which David Howitt is general partner, issued on conversion of Bridge Notes in the original principal amount of $150,000, and (ii) 225,000 shares issuable to Meriwether under consulting agreement entered into January 3, 2007 that has an effective date as of January 15, 2007.

(3)
(3)	Includes and gives effect to presently exercisable warrants to purchase 625,000 shares of common stock.

This Information Statement is for information purposes only. As the written consent of the Consenting Shareholders satisfies the stockholder voting requirement of Utah Corporation Law, we are not asking you for a proxy and you are not requested to send us one.

AMERICAN BASKETBALL ASSOCIATION, INC.
(A Utah Corporation)

Annex A

RESOLUTION BY WRITTEN CONSENT OF A MAJORITY OF
THE SHAREHOLDERS OF THE
AMERICAN BASKETBALL ASSOCIATION, INC.
(A Utah Corporation)

The undersigned, being the majority of shareholders of the American Basketball Association, Inc., a Utah corporation (the “Utah Company”), acting pursuant to the ByLaws of the Company, do hereby adopt the following resolutions effective as of 12:05 a.m., eastern standard time, on the 31th day of January 2007:

RESOLVED, that Thomas E. Doyle, John Salley, and David Howitt, and each of them, shall be and hereby are removed as directors of the Utah Company effectively immediately;

RESOLVED, FURTHER, that Paul Riley, of Toronto, Canada, shall be, and hereby is, effective immediately, elected a director of the Utah Company, to serve until the next annual meeting of stockholders and until his successor is elected and qualified, and

RESOLVED, FURTHER, that the proper officers of the Utah Company be, and hereby are, authorized and empowered to execute and deliver all documents and agreements and to do such further acts and things as may be necessary and advisable in their judgment to carry out the intent and accomplish the purpose of the foregoing resolutions.

/S.S./ Joseph F. Newman	/S.S./ Richard P. Tinkham, Jr
Joseph F. Newman (beneficial owner of 24.0838% of the Utah Company’ shares)	Richard P. Tinkham, Jr. (beneficial owner of 24.0838% of the Utah Company’ shares)
/S.S./ Leonard W. Burningham	/S.S./ Bradley S. Hester
Leonard W. Burningham (beneficial owner of 0.1654% of the Utah Company’s shares)	Bradley S. Hester (beneficial owner of 0.9399% of the Utah Company’s shares)
/S.S./ David C. Merrell
David C. Merrell (beneficial owner of 1.0903% of the Utah Company’s shares)

Annex B

PROPOSED RESOLUTIONS BY WRITTEN CONSENT OF ALL OF THE MEMBERS
OF THE BOARD OF DIRECTORS OF THE
AMERICAN BASKETBALL ASSOCIATION, INC.
(A Utah corporation)

THE SOLE SHAREHOLDER OF THE
AMERICAN BASKETBALL ASSOCIATION, INC.
(An Indiana Corporation)

The undersigned, being all of the duly elected and incumbent directors of American Basketball Association, Inc, a Utah corporation (the “Utah Company”), the sole shareholder of the American Basketball Association, Inc., an Indiana corporation (the “Indiana Company),” acting pursuant to Section 16-10a-821 of the Utah Revised Business Corporation Act, as amended, and acting pursuant to the Utah Company’s and the Indiana Company’s By-Laws, do hereby unanimously consent to and adopt the following resolutions, effective as of 12:06 a.m., eastern standard time, on the 12th day of March 2007:

WHEREAS, the Utah Company is the sole shareholder of the American Basketball Association, Inc., an Indiana Corporation (the “Indiana Company”), and

WHEREAS, the Board of Directors of the Utah Company is empowered to vote the shares of the Indiana Company that are owned by the Utah Company;

NOW, THEREFORE, the following resolutions shall be and are adopted as of the effective time and date above-stated:

RESOLVED, that Thomas E. Doyle, John Salley, and David Howitt, and each of them, shall be and hereby are removed as directors of the Indiana Company, effectively immediately,

RESOLVED, FURTHER, that Paul Riley, of Toronto, Canada, shall be, and hereby is, effective immediately, elected a director of the Indiana Company, to serve until the next annual meeting of shareholders or until his successor is elected and qualified, and

RESOLVED, FURTHER, that the proper officers of Utah Company and the Indiana Company be, and hereby are, authorized and empowered to execute and deliver all documents and agreements and to do such further acts and things as may be necessary and advisable in their judgment to carry out the intent and accomplish the purpose of the foregoing resolutions.

Joseph F. Newman

Richard P. Tinkham

Paul Riley